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                                                                   Exhibit 10.10

                      EXECUTIVE RETENTION PROGRAM ADDENDUM
                                       TO
                      RESTRICTED STOCK UNIT AWARD AGREEMENT

      The following provisions are hereby incorporated into, and are hereby made a part of, that certain Restricted Stock Unit Award Agreement (the "RSU Agreement") by and between Broadcom Corporation, a California corporation (the "Corporation"), and ________________________ ("Recipient") evidencing a restricted stock unit award granted this day to Recipient (the "RSU Award") under the terms of the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The provisions of this Addendum shall be effective immediately.

      Recipient is a participant in the Corporation's special retention program pursuant to the terms of the letter agreement between the Corporation and Recipient dated ___________, 200__ (the "Retention Program Agreement"). The purpose of this Addendum is to supplement the terms of the RSU Agreement so that those terms conform to the special benefits to which Recipient will become entitled pursuant to the Retention Program Agreement should Recipient's employment with the Corporation terminate under certain specified circumstances.

      All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Retention Program Agreement, including the Appendix thereto.

                                 SPECIAL BENEFIT

      1. If an Event should occur during the Term the Retention Program Agreement is in effect, and within nine (9) months after that Event, either the Corporation terminates the Recipient's employment other than for Cause or Disability, or Recipient terminates his employment with the Corporation for Good Reason, then to the extent the RSU Award is at that time outstanding Recipient shall be credited with an additional twenty-four (24) months of employment with the Corporation for purposes of the vesting schedule in effect for the RSU Award so that Recipient shall be immediately vested in the RSU Award to the same extent as if Recipient had completed an additional twenty-four (24) months of employment with the Corporation prior to the Date of Termination.

      2. To the extent any of the benefits provided pursuant to this Addendum shall be deemed to constitute a parachute payment under Section 280G of the Internal Revenue Code, then those benefits shall be subject to the parachute payment limitation provisions of the Retention Program Agreement.

      3. In no event shall Recipient be entitled to any benefits pursuant to this Addendum unless (i) Recipient shall have executed and delivered to the Corporation the general release required under Paragraph 9(b) of the Appendix to the Retention Program Agreement, (ii) such release shall have become effective in accordance with applicable law, and (iii) Recipient is in material compliance with his obligations to the Corporation pursuant to his Confidentiality


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and Invention Assignment Agreement during and subsequent to the term of the
Retention Program Agreement.

      4. To the extent the provisions of this Addendum conflict with the provisions of the Restricted Stock Unit Award Agreement, the provisions of this Addendum shall be controlling.

      5. Except to the extent modified by this Addendum, all the terms and conditions of the Restricted Stock Unit Award Agreement shall continue in full force effect.

      IN WITNESS WHEREOF, BROADCOM CORPORATION has caused this Addendum to be executed by its duly-authorized officer, and Recipient has executed this Addendum, all as of the Effective Date specified below.

                                                BROADCOM CORPORATION

                                                By: ____________________________

                                                Title: _________________________


                                            RECIPIENT

                                            ____________________________________



EFFECTIVE DATE:  ________________, 200____